Exhibit 99.1

Central Federal Corporation

UST #123

PEO Certification

31 C.F.R. Section 30.15 Certifications

I, Timothy T. O’Dell, certify, based on my knowledge, that:

(i) The compensation committee of Central Federal Corporation has discussed, reviewed, and evaluated with senior risk officers, as defined in the regulations and guidance established under Section 111 of the Emergency Economic Stabilization Act of 2008 (as amended, “EESA”), at least every six months during any part of the most recently completed fiscal year that was a TARP period, as defined in the regulations and guidance established under Section 111 of EESA (which for Central Federal Corporation was January 1, 2012 through September 26, 2012, and is referred to herein as the “2012 TARP Period,” because Central Federal Corporation repaid TARP funds as of September 26, 2012 and has no outstanding obligations arising from financial assistance received under TARP), the senior executive officer (“SEO”) compensation plans and employee compensation plans and the risks these plans pose to Central Federal Corporation;

(ii) The compensation committee of Central Federal Corporation has identified and limited during the 2012 TARP Period any features of the SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of Central Federal Corporation and has identified any features of the employee compensation plans that pose risks to Central Federal Corporation and has limited those features to ensure that Central Federal Corporation is not unnecessarily exposed to risks;

(iii) The compensation committee has reviewed, at least every six months during the 2012 TARP Period, the terms of each employee compensation plan and identified any features of the plan that could encourage the manipulation of reported earnings of Central Federal Corporation to enhance the compensation of an employee, and has limited any such features;

(iv) The compensation committee of Central Federal Corporation will certify to the reviews of the SEO compensation plans and employee compensation plans required under (i) and (iii) above;

(v) The compensation committee of Central Federal Corporation will provide a narrative description of how it limited during the 2012 TARP Period the features in:

(A) SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of Central Federal Corporation;

(B) Employee compensation plans that unnecessarily expose Central Federal Corporation to risks; and

(C) Employee compensation plans that could encourage the manipulation of reported earnings of Central Federal Corporation to enhance the compensation of an employee;

(vi) Central Federal Corporation has required that bonus payments, as defined in the regulations and guidance established under Section 111 of EESA, to SEOs or any of the next twenty most highly compensated employees, as defined in the regulations and guidance established under Section 111 of EESA, be subject to a recovery or “clawback” provision during the 2012 TARP Period if the bonus payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria;

(vii) Central Federal Corporation has prohibited any golden parachute payment, as defined in the regulations and guidance established under Section 111 of EESA, to a SEO or any of the next five most highly compensated employees during the 2012 TARP Period;

(viii) Central Federal Corporation has limited bonus payments to its applicable employees in accordance with Section 111 of EESA and the regulations and guidance established thereunder during the 2012 TARP Period;

(ix) Central Federal Corporation and its employees have complied with the excessive or luxury expenditures policy, as defined in the regulations and guidance established under Section 111 of EESA, during the 2012 TARP Period; and any expenses that, pursuant to the policy, required approval of the board of directors, a committee of the board of directors, an SEO, or an executive officer with a similar level of responsibility were properly approved;

(x) In its proxy statement for its 2012 Annual Meeting of Stockholders, Central Federal Corporation included a non-binding shareholder resolution in accordance with Section 111 of EESA and in compliance with any applicable Federal securities rules and regulations on the disclosures provided under the Federal securities laws related to SEO compensation paid or accrued during 2011; and since Central Federal Corporation repaid TARP funds on September 26, 2012 and has no outstanding obligations arising from financial assistance received under TARP, Central Federal will include in its proxy statement for its 2013 Annual Meeting of Stockholders a non-binding shareholder resolution in accordance with Section 14A of the Securities Exchange Act of 1934, which was added pursuant to Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and in compliance with any applicable Federal securities rules and regulations on the disclosures provided under the Federal securities laws related to SEO compensation paid or accrued during 2012 including the 2012 TARP Period;

(xi) Central Federal Corporation will disclose the amount, nature, and justification for the offering, during the 2012 TARP Period, of any perquisites, as defined in the regulations and guidance established under Section 111 of EESA, whose total value exceeds $25,000 for any employee who is subject to the bonus payment limitations identified in paragraph (viii);

(xii) Central Federal Corporation will disclose whether Central Federal Corporation, the board of directors of Central Federal Corporation, or the compensation committee of Central Federal Corporation has engaged during the 2012 TARP Period a compensation consultant; and the services the compensation consultant or any affiliate of the compensation consultant provided during the 2012 TARP Period;

(xiii) Central Federal Corporation has prohibited the payment of any gross-ups, as defined in the regulations and guidance established under Section 111 of EESA, to the SEOs and the next twenty most highly compensated employees during the 2012 TARP Period;

(xiv) Central Federal Corporation has substantially complied with all other requirements related to employee compensation that are provided in the agreement between Central Federal Corporation and Treasury, including any amendments;

(xv) Since Central Federal Corporation repaid TARP funds as of September 26, 2012 and has no outstanding obligations arising from financial assistance received under TARP, Central Federal Corporation’s TARP Period ended on September 26, 2012; and Central Federal Corporation is not compiling a list of the SEOs and the twenty next most highly compensated employees for 2013; and

(xvi) I understand that a knowing and willful false or fraudulent statement made in connection with this certification may be punished by fine, imprisonment, or both. ( See, for example 18 U.S.C. 1001.)

Dated: April 1, 2013

/s/ Timothy T. O’Dell
Timothy T. O’Dell
Chief Executive Officer